Exhibit 21
Subsidiaries of Registrant
As of December 31, 2011

Name	State or Jurisdiction of Incorporation or Organization
BOTH Capital Trust I	Delaware
Cass & Co.	Cayman Islands
CDV I Incorporated	Delaware
CKU Acquisition I, LLC	Delaware
CKU Acquisition II, LLC	Delaware
CKU Acquisition III, LLC	Delaware
CKU Acquisition IV, LLC	Delaware
Comerica AHOC, LLC	Michigan
Comerica Assurance Ltd.	Bermuda
Comerica Bank	Texas
Comerica Bank & Trust, National Association	United States
Comerica Capital Advisors Incorporated	Delaware
Comerica Community Development Investment Fund I, LLC	Delaware
Comerica do Brasil Participacoes e Servicos Ltda.	Brazil
Comerica Financial Incorporated (f/k/a/ Comerica AutoLease, Inc.)	Michigan
Comerica Holdings Incorporated	Delaware
Comerica Insurance Group, Inc.	Michigan
Comerica Insurance Services, Inc.	Michigan
Comerica Insurance Services of Texas Incorporated (f/k/a CMA Insurance Services, Inc.)	Texas
Comerica International Corporation	United States
Comerica Investment Services, Inc.	Michigan
Comerica Leasing Corporation (f/k/a CMCA Lease, Inc.)	Michigan
Comerica Management Company	Michigan
Comerica Merchant Services, Inc.	Delaware
Comerica Properties Corporation	Michigan
Comerica Securities, Inc.	Michigan
Comerica Ventures Incorporated (f/k/a Imperial Ventures, Inc.)	California
Comstock (Permian), LLC	Delaware
DFP Luxembourg S.A.	Luxembourg
Imperial Capital Trust I	Delaware
Interstate Select Insurance Services, Inc.	California
Munder UK, L.L.C.	Delaware
ROC Technologies Inc.	Texas
SB Investment Services, Inc.	Texas
SCFS Reverse Exchange, LLC (f/k/a NBF Reverse Exchange, LLC)	Delaware
Silver Funding Corp.	Delaware
Sterling Statutory Trust One	Connecticut
Sterling Bancshares Capital Trust IV	Delaware
Sterling Community Investment Corporation	Delaware
VRB Corp.	Michigan

VRB Catron Ranch Owner, LLC	Delaware
VRB Croftwood, LLC	Delaware
VRB Mesa Ranch Plaza, LLC	Delaware
VRB Rancho Encantado, LLC	Delaware
VRB Santa Paula Development, LLC	Delaware
VRB Sundance Village, LLC	Delaware
VRB Spanish Oaks, LLC	Delaware
VRB Wasco, LLC	Delaware
WAM Holdings, Inc.	Delaware
Wilson, Kemp & Associates, Inc.	Michigan
World Asset Management, Inc.	Delaware